UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THE COLONIAL BANCGROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE COLONIAL BANCGROUP, INC.

100 Colonial Bank Boulevard

Montgomery, Alabama 36117

                    , 2009

Dear Shareholder:

A Special Meeting of Shareholders of The Colonial BancGroup, Inc. (“BancGroup”, the “Company”, “we” or “us”) will be held at the Company’s offices, 100 Colonial Bank Boulevard, Montgomery, Alabama 36117, on             ,                     , 2009, at 10:00 a.m. Central Daylight Time, at which holders of shares of our common stock will be asked to consider and vote on proposals to approve (i) the increase of the number of authorized shares of our common stock, (ii) the increase of the number of authorized shares of our preference stock, and (iii) the reduction in the par value of each of BancGroup’s common stock, preference stock and preferred stock from $2.50 per share to $0.01 per share, all as described more fully in the accompanying proxy statement. OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THESE PROPOSALS AND RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THESE PROPOSALS.

Please read the attached proxy statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is important. A quorum of a majority of the issued and outstanding common stock is required for the transaction of business by shareholders at the Special Meeting. In order to amend our Amended and Restated Certificate of Incorporation as provided in Proposals 1, 2 and 3 described in the attached proxy statement, we will need the affirmative vote of a majority of our outstanding common stock. Failure to vote or to instruct your broker or an abstention will have the same effect as a vote against the proposed amendments to our Amended and Restated Certificate of Incorporation. All shareholders who are entitled to vote, even if planning to attend the Special Meeting, are requested to submit a proxy by using the Internet, the telephone or by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please vote your shares through any of these methods. You may revoke your proxy at any time before it is voted at the shareholder meeting. If you attend the meeting and vote in person, your vote will supersede any proxy you may have previously authorized.

Sincerely,

/s/ SIMUEL SIPPIAL, JR.

Simuel Sippial, Jr.

Chairman of the Board

THE COLONIAL BANCGROUP, INC.

100 Colonial Bank Boulevard

Montgomery, Alabama 36117

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held                     , 2009

To the Shareholders of

THE COLONIAL BANCGROUP, INC.

A Special Meeting of Shareholders of The Colonial BancGroup, Inc. (“BancGroup”) will be held at BancGroup’s offices, 100 Colonial Bank Boulevard, Montgomery, Alabama 36117, on             ,                     , 2009, at 10:00 a.m. Central Daylight Time, for the purpose of considering and voting upon the following matters:

1.	Approve an amendment to BancGroup’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 5,000,000,000;

2.	Approve an amendment to BancGroup’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preference stock from 1,000,000 to 50,000,000; and

3.	Approve an amendment to BancGroup’s Amended and Restated Certificate of Incorporation to reduce the par value of each of the common stock, preference stock and preferred stock from $2.50 to $0.01 per share.

These items of business are more fully described in the proxy statement accompanying this Notice.

The board of directors recommends shareholders vote “FOR” Proposals 1, 2 and 3.

Shareholders of record of our common stock at the close of business on                     , 2009 are entitled to receive notice of and to vote at the meeting. A list of the shareholders will be available at the meeting and for the 10 days preceding the meeting at BancGroup’s offices, 100 Colonial Bank Boulevard, Montgomery, Alabama 36117.

All shareholders who are entitled to vote, even if they are planning to attend the Special Meeting, are requested to submit their proxies by using the Internet, the telephone or by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please vote your shares through any of these methods. You may revoke your proxy at any time before it is voted. If you attend the meeting and vote in person, your vote will supersede any proxy you may have previously authorized. If you have questions regarding attending the Special Meeting in person, contact our investor relations department at (334) 676-5000. If you wish to communicate directly with BancGroup by mail, the mailing address of BancGroup’s executive offices is: 100 Colonial Bank Boulevard, Post Office Box, 241148, Montgomery, Alabama 36124, Attn.: Secretary.

By order of the board of directors,

/s/ SIMUEL SIPPIAL, JR.

Simuel Sippial, Jr.

Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on                     , 2009

The proxy statement is available at

www.cstproxy.com/colonialbank/specialmeeting

Page
Proxy Statement	1

Special Note Regarding Forward-Looking Statements	3

Proposal 1 Approval of Amendment to the Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock	3

Proposal 2 Approval of Amendment to the Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Preference Stock	4

Proposal 3 Approval of Amendment to the Amended and Restated Certificate of Incorporation to Reduce the Par Value of Each Authorized Class of Stock from $2.50 to $0.01 Per Share	5

Regulatory Order	8

The Special Meeting	9

Voting Securities and Principal Shareholders	12

Bylaw Provisions Regarding Conduct of Shareholders’ Meetings	13

Proposals of Shareholders	14

Householding	14

Other Matters	15

Where You Can Find Other Information	16

Exhibit A—Proposed Amendment to Article 4 of BancGroup’s Amended and Restated Certificate of Incorporation	A-1

Proxy

THE COLONIAL BANCGROUP, INC.

100 Colonial Bank Boulevard

Post Office Box 241148

Montgomery, Alabama 36124

Telephone: 334-676-5000

PROXY STATEMENT

For the Special Meeting of Shareholders

To Be Held On             ,                     , 2009

Our board of directors is soliciting proxies to be voted at the Special Meeting of Shareholders on                     , 2009, at 10:00 a.m. Central Daylight Time, and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The Notice, this proxy statement and the form of proxy enclosed are first being sent to shareholders on or about                     , 2009. As used in this proxy statement, the terms “BancGroup,” “Company,” “we,” “us” and “our” refer to The Colonial BancGroup, Inc.

Questions and Answers about these Proxy Materials and the Special Meeting:

Question:	Why am I receiving these materials?

Answer:	Our board of directors is providing these proxy materials to you in connection with a Special Meeting of Shareholders of BancGroup, to be held on , 2009. As a shareholder of record of our common stock, you are invited to attend the Special Meeting, and are entitled to and requested to vote on the proposals described in this proxy statement. Because each Proposal represents an amendment to our Certificate of Incorporation, such amendments must be approved by shareholders.

Question:	Who is entitled to vote?

Answer:	Only shareholders of record of our common stock at the close of business on , 2009 will be entitled to vote at the Special Meeting.

Question:	How many shares are eligible to be voted?

Answer:	As of the record date of , 2009, we had shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting. We currently have no shares of preference stock or preferred stock outstanding.

Question:	What am I voting on?

Answer:	You are voting on whether to approve the following three matters:

•

An amendment to the Company’s Amended and Restated Certificate of Incorporation, referred to in this proxy statement as the Certificate of Incorporation, to increase the number of authorized shares of common stock from 400,000,000 to 5,000,000,000;

•	An amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preference stock from 1,000,000 to 50,000,000; and

•

An amendment to the Company’s Certificate of Incorporation to reduce the par value of each of the common stock, including the currently issued and outstanding, the currently authorized and proposed increased number of shares of common stock, the preference stock and the preferred stock from $2.50 per share to $0.01 per share.

Question:	Why is the Company seeking shareholder approval for the proposals?

Answer:	The Company is seeking to increase the amount of common stock authorized by the Certificate of Incorporation in order to ensure that the Company has enough authorized common stock available for issuance to meet general needs from time to time, including capital-raising transactions, employee benefit plans and other uses. The Company is also seeking to increase the amount of preference stock authorized by the Certificate of Incorporation in order to meet particular financing needs from time to time, including capital-raising transactions. In addition, Delaware law provides that stock may not be issued and sold by the Company at less than its par value. The par value of each class of BancGroup’s capital stock is $2.50 per share. The market value of the Company’s common stock has been less than $2.50 per share for approximately the last seven months. Therefore, in order to be able to issue shares of capital stock or to provide for the possible conversion of shares of preferred stock or preference stock that may be issued in the future and convertible into common stock, the Company must reduce the par value of its capital stock. The Company’s subsidiary bank, Colonial Bank, is under a regulatory order to increase capital, and the amendments may assist the Company in complying with that order.

Question:	Would the reduction in par value have an impact on the stock price of our common stock?

Answer:	The price of our common stock is ultimately determined by many factors, including market expectations of our future performance, general market conditions and conditions in the industries in which we operate, many of which are outside of our control. We do not believe that the reduction in par value will impact the market price of our common stock.

Question:	When would the reduction in par value go into effect?

Answer:	First, the change must be approved by our shareholders. If the shareholders approve the proposal, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State. The reduction in par value would become effective immediately after that filing. We expect to make that filing immediately after shareholder approval.

Question:	Could there be a tax consequence to shareholders as a result of the change in par value?

Answer:	We believe that as a result of this proposal, there would be no gain or loss recognized for federal income tax purposes by any shareholders upon the change in par value of shares of our common stock. Because tax consequences to individuals depend upon their particular facts and circumstances, we encourage all shareholders to consult their own tax advisors about any tax consequences to them, including tax reporting requirements.

Question:	How does our board of directors recommend that I vote?

Answer:	Our board of directors unanimously recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock, “FOR” the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of preference stock, and “FOR” the approval of the amendment to the Certificate of Incorporation to reduce the par value of each class of our stock from $2.50 to $0.01 per share.

Question:	What happens if the required shareholder approvals are not received?

Answer:

If any of Proposals 1, 2 or 3 are approved, the Company will amend its Certificate of Incorporation to effect the amendments authorized. If Proposals 1 and/or 2 are approved but Proposal 3 is not approved, the number of shares of each applicable class of stock would be increased as set forth herein, but the par value of each share would remain $2.50. If Proposal 3 is approved but Proposals 1 and/or 2 are not approved, the par value of each share of capital stock would be reduced from $2.50 to $0.01, but the total number of authorized shares of each applicable class of stock would remain unchanged. In any of these cases, Exhibit A would be revised to reflect the amendments authorized in the applicable Proposal.

Question:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Answer:	Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted. This will have the same effect as a vote against Proposals 1, 2 and 3 with respect to the requirement that such proposals be adopted by a majority of the outstanding shares of our common stock, and could affect whether the proposals are approved.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, management’s ability to effectively execute its business plans; changes in general economic and financial market conditions, including the stock market and residential and commercial real estate markets; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Company’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors adopted a resolution declaring that an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 5,000,000,000 shares is advisable. This proposed increase in authorized common stock, together with the proposed increase of the number of authorized shares of preference stock from 1,000,000 to 50,000,000 as discussed in Proposal 2, below, would result in the increase of the total number of authorized shares of all classes of stock from 451,000,000 to 5,100,000,000. The board of directors further directed that the proposed action be submitted for consideration by the Company’s shareholders at a special meeting to be called for the purpose of approving such increase. As of the record date, the Company had             shares of common stock outstanding, with an additional             shares of common stock reserved for issuance. Under the Company’s Certificate of Incorporation, no common shareholder is entitled to preemptive rights with respect to any future issuances of capital stock.

If the shareholders approve this Proposal 1, the Company will amend Article 4 of the Certificate of Incorporation to increase the number of authorized shares of common stock as described above. The text of Article 4 of the Certificate of Incorporation as it is proposed to be amended is set forth as Exhibit A to this proxy statement. If adopted by the shareholders, the increase in the authorized number of shares of common stock will become effective on the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The only changes in the Company’s existing Certificate of Incorporation necessary for this proposal would be the numeric change required to reflect the increase of the number of authorized shares of common stock as proposed in this proxy statement.

The primary purpose of Proposal 1 is to provide additional shares of the Company’s common stock for general purposes, including capital-raising transactions, employee benefit plans and other uses. The Company is exploring various capital-raising alternatives including issuance of common stock, converting debt to common stock and selling common stock for capital. The Company is under directives from its banking regulators to increase the capital of the Company’s subsidiary, Colonial Bank, an Alabama banking corporation (the “Bank”), and the Company hopes that it may be able to satisfy these directives, in part, by the sale of common stock if such sales can be arranged on terms, including price, that the board of directors deems reasonable and in the best interests of shareholders. Thus, the Company will need additional capital in order for the Bank to satisfy the Order. See “Regulatory Order.”

The increase in the authorized number of shares of common stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and NYSE rules) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some shareholders. The board of directors has not proposed this amendment for anti-takeover purposes.

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERENCE STOCK

Our board of directors adopted a resolution declaring that an amendment to the Certificate of Incorporation to increase the number of authorized shares of preference stock from 1,000,000 to 50,000,000 is advisable. The board of directors further directed that the proposed action be submitted for consideration by the Company’s shareholders at a special meeting to be called for that purpose. As with Proposal 1, if the shareholders approve this Proposal 2, the Company will amend Article 4 of the Certificate of Incorporation to increase the number of authorized shares of preference stock as described above. The text of Article 4 of the Certificate of Incorporation as it is proposed to be amended is set forth as Exhibit A to this proxy statement. If adopted by the shareholders, the increase in the authorized number of shares of preference stock will become effective on the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

The primary purpose of this Proposal 2 is to provide additional shares of the Company’s preference stock for future financing transactions in an amount equal to the number of shares of preferred stock currently available for issuance (50,000,000). The board believes that the Company’s Certificate of Incorporation provides added flexibility with respect to the designation of certain rights (such as voting rights) applicable to the preference stock (as compared with the preferred stock) that may be advantageous when seeking to raise additional capital from existing or new investors. For the foregoing reasons, the board of directors of the Company deems an increase in the authorized number of shares of preference stock to be in the best interests of the shareholders.

As of the record date, the Company has no shares of preference stock outstanding and a total of 1,000,000 shares of preference stock available for issuance. The shares of preference stock authorized pursuant to this Proposal will remain undesignated until such time as the Company’s board of directors specifies the preferences, rights, qualifications, limitations and restrictions applicable to such shares and a Certificate of Designation is filed with respect to such shares. The board of directors has the authority to issue the preference stock in one or more series and to fix the number of shares constituting such series, the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by common shareholders.

Existing common shareholders could be adversely affected by the increased number of authorized preference stock because the board of directors will have the ability to issue the newly authorized preference stock as preference shares that may be senior in rank to our common stock, and that may have voting rights that adversely affect the voting power of the existing holders of common stock. Similarly, holders of any common stock, preference stock or preferred stock issued in the future could be affected by the increase in the number of authorized preference shares because the board will have the ability to issue shares of preference stock (subject to any applicable approval rights that may exist at the time of issuance) that may be on terms that are more favorable than, less favorable than or different from the terms of the shares of common stock, preference stock or preferred stock then outstanding. In addition, the issuance of any additional shares of preference stock may have the effect of diluting the percentage of stock ownership of all shareholders at the time of issuance.

However, the Company is under directives from its banking regulators to increase the capital of the Bank, and it is possible that the Company could satisfy these directives, in part, by the sale of preference stock if such sales can be arranged on terms, including price, that the board of directors deems reasonable and in the best interests of shareholders. See “Regulatory Order.”

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO REDUCE THE PAR VALUE OF EACH

AUTHORIZED CLASS OF STOCK FROM $2.50 TO $0.01 PER SHARE

The board of directors has approved an amendment to our Certificate of Incorporation to reduce the par value of the Company’s common stock, preference stock and preferred stock from $2.50 per share to $0.01 per share. As with Proposals 1 and 2, the provisions of the Certificate of Incorporation to be amended by this Proposal 3 are set forth in Article 4 of the Certificate of Incorporation, and the proposed amendment is set forth in Exhibit A to this proxy statement. The only changes to the Company’s existing Certificate of Incorporation necessary for this proposal are the numeric changes required to reflect the decrease in the par value of each class of BancGroup’s authorized stock and the addition of an explanatory paragraph describing the mechanics and effect of the reduction in par value. Certain other implications of and advantages related to a reduction in the par value of our capital stock are set forth below.

Flexibility in Future Financings and Capital-Raising Transactions

Under Delaware law, shares of common stock of a Delaware corporation may not be issued for consideration that is less than the par value of such stock. Under the current severe economic conditions, the market value of financial institutions’ common stock, including the Company’s, has been trading at depressed levels, and our common stock has traded at a market price of less than $2.50 per share for approximately the last seven months. If the board of directors determines that it is in the best interests of the Company to raise capital through a stock offering, without the reduction in par value, the Company will only be able to do so if the sale price of its stock is at least $2.50 per share.

The board of directors believes that it is prudent and in the best interests of the Company to reduce the par value of the common stock to $0.01 per share to facilitate various potential corporate transactions in the future, including issuances of common stock, in public or private offerings, possible exchanges of debt for common stock, and the normal operation of our stock plans. Consequently, the board of directors recommends that the par value of the common stock be reduced to and set at $0.01 per share.

With respect to our senior securities, BancGroup has no shares of preference stock or preferred stock outstanding. There is no trading market or market value for either the preference stock or the preferred stock, and as such BancGroup has more flexibility in issuing preference or preferred stock at negotiated prices. At the same time, Reducing the par value of each share of the preference stock and preferred stock to $0.01 per share may provide more flexibility to BancGroup in future financing transactions. Also, while not currently contemplated, the reduction in par value will also give our board of directors additional flexibility with respect to other possible future transactions, including the payment of cash dividends, share repurchases, stock splits, stock dividends and other recapitalizations.

Under Delaware law, we are prohibited from paying dividends or repurchasing our shares to the extent such an action would impair our stated capital. Therefore, a reduction in our stated capital account, and a corresponding increase to our additional paid in capital, resulting from lower par value per share of our common stock (as discussed in “Accounting Matters”, below) would enhance the board’s flexibility in declaring future dividends and repurchasing shares of our capital stock, which our board of directors may deem to be in the best interests of our shareholders. Notwithstanding the added flexibility with respect to dividend payments, the Bank is currently prohibited from paying dividends on its common stock owned by BancGroup without the prior written consent of the Federal Deposit Insurance Corporation (the “FDIC”) and the Alabama State Banking Department (the “Department”). BancGroup has also agreed to use its resources to support the Bank and will not pay dividends on its common or preferred stock, purchase or redeem treasury stock, or incur additional debt or refinance existing debt without prior written consent of the Federal Reserve and the Department. See “Regulatory Order.”

Accounting Matters

The proposed decrease in the par value of the Company’s capital stock will have no effect on the total dollar value of the Company’s shareholders’ equity. The par value of the Company’s common stock is reflected in its financial statements by an amount equal to the number of shares of common stock issued multiplied by the par value of $2.50. Upon the approval of the Company’s shareholders to decrease the par value of the capital stock from $2.50 per share to $0.01 per share, for accounting purposes, the Company will transfer an amount equal to the product of the number of shares issued and outstanding and $2.49 (the difference between the old and new par values) from the common stock account to the additional paid in capital account. There will be no other effect on the Company’s financial statements.

For the foregoing reasons, and since, under Delaware law, capital stock may be issued without par value, and par value is unrelated to the intrinsic value of the stock, the board of directors recommends that the par value of each class of its stock be set at $0.01 per share in order to maximize future issuances of common stock, preference stock or preferred stock at consideration per share that the board of directors deems appropriate and for such other purposes as the board of directors deems reasonable and in the best interests of the Company.

If Proposals 1, 2 and 3 are adopted, BancGroup’s Certificate of Incorporation will be amended to provide that BancGroup may issue up to 5,000,000,000 shares of common stock, up to 50,000,000 shares of preference stock and up to 50,000,000 shares of preferred stock, each with a par value of $0.01 per share (and, correspondingly, up to a total of 5,100,000,000 authorized shares of all classes of stock with a par value of $0.01 per share). The reduction in the par value of the capital stock will apply to all shares of common stock currently issued and outstanding, as well as all shares of common stock, preference stock or preferred stock that may be issued in the future. The number of shares of common stock outstanding or reserved for issuance will not be changed by the reduction in the par value of the stock. Each share of the common stock outstanding and reserved for issuance, par value $2.50 per share, shall be reclassified into one share of common stock, par value $0.01 per share. Existing certificates representing common stock, par value $2.50 per share, shall continue to represent the same number of shares of common stock but, upon the reduction in the par value of such stock, such shares shall have a par value of $0.01 per share.

Upon the approval of Proposal 3 and the filing of an amendment to our Certificate of Incorporation, shareholders will be entitled to surrender the certificates representing shares of common stock to the Company and receive a new certificate reflecting the change in the par value of the stock. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, and shareholders wishing to exchange certificates will be asked to follow the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders should not destroy any stock certificate and should not submit any certificate until requested to do so by the Company or the exchange agent.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 3.

REGULATORY ORDER

Colonial Bank entered into a Stipulation and Consent agreeing to the issuance of an Order to Cease and Desist (the “Order”) with the FDIC and the Department effective June 15, 2009, and BancGroup entered into a Memorandum of Understanding with the Federal Reserve Bank of Atlanta on January 21, 2009, addressing, among other items, management of asset quality and increased capital for the Bank. Among other things, the Order requires the Bank to:

•

Present a written capital plan to the FDIC and the Department within 60 days of the Order by which the Bank would achieve a Tier I Leverage Capital Ratio of not less than 8 percent and a Total Risk-Based Capital Ratio of not less than 12 percent by September 30, 2009. The capital plan must include a contingency plan in the event that the Bank has not adequately complied with the capital requirements. The contingency plan must include provisions for the sale or merger of the Bank;

•

Formulate and implement a plan to reduce the Bank’s risk exposure in classified assets and to reduce assets classified “substandard” in relation to Tier I Capital plus the allowance for loan losses to not more than 100 percent by December 31, 2009, to not more than 75 percent by June 30, 2010, to not more than 50 percent by December 31, 2010 and to continue to reduce the volume of such assets after that date;

•	Have and retain qualified management of the Bank, and assess management and staffing needs, qualifications and performance;

•	Assure the on-going participation of the Bank’s Board of Directors in the affairs of the Bank;

•	Analyze and reduce credit concentrations;

•	Revise the Bank’s policy for determining the allowance for loan losses and the Bank’s Board of Directors shall review the adequacy of such allowance at least once each calendar quarter;

•	Develop and implement a plan to correct deficiencies in “special mention” assets;

•	Cease to extend additional credit to any borrower who has a loan or extension of credit with the Bank that is classified and exceeds a certain amount;

•	Adopt and implement a plan regarding the Bank’s liquidity, contingent funding and asset liability management and annually revise the plan as necessary;

•	Not pay cash dividends without the prior written consent of the FDIC and the Department;

•

Neither renew, roll-over nor increase the amount of brokered deposits above the amount outstanding at the date of the Order without obtaining a waiver from the FDIC. Adopt and implement a written plan for reducing the Bank’s reliance on brokered deposits;

•	Develop and implement a written strategic plan consistent with sound banking practices to improve the Bank’s operating performance; and

•

Within 30 days of the Order, appoint a committee of the Board of Directors that is responsible for ensuring compliance with the Order and provide progress reports to the FDIC and the Department on the Bank’s compliance with the Order.

A copy of the Order is contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2009.

THE SPECIAL MEETING

This section contains information for BancGroup shareholders about the Special Meeting that BancGroup has called to allow its shareholders to consider and approve Proposals 1, 2 and 3. BancGroup is mailing this proxy statement to its shareholders on or about                     , 2009. Together with this proxy statement, BancGroup is sending a Notice of the Special Meeting and a form of proxy that our board of directors is soliciting for use at the Special Meeting and at any adjournments or postponements of the meeting.

Date, Time and Place

The special meeting will be held on                     , 2009, at 10:00 a.m. Central Daylight Time at BancGroup’s offices, 100 Colonial Bank Boulevard, Montgomery, Alabama 36117.

Matters to be Considered

At the Special Meeting, BancGroup shareholders will be asked to:

1.	Approve an amendment to BancGroup’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 5,000,000,000;

2.	Approve an amendment to BancGroup’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preference stock from 1,000,000 to 50,000,000; and

3.	Approve an amendment to BancGroup’s Amended and Restated Certificate of Incorporation to reduce the par value of each of the common stock, preference stock and preferred stock from $2.50 to $0.01 per share.

Proxies

If you are a shareholder of record (that is, you own stock registered in your own name), you may attend the special meeting and vote in person, or you may vote by proxy. You may vote by proxy by completing and returning the proxy card accompanying this proxy statement, by telephone, or through the Internet by following the instructions described on your proxy card. If your shares are held through a bank, broker or other nominee (that is, if your shares are held in “street name”), you will receive separate voting instructions from your bank, broker or other nominee with your proxy materials. Although most banks, brokers and other nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

You can revoke a proxy at any time before the vote is taken at the Special Meeting by submitting a properly executed proxy of a later date by mail, telephone or Internet, or by attending the Special Meeting and voting in person. Communications about revoking BancGroup proxies should be addressed to:

The Colonial BancGroup, Inc.

100 Colonial Bank Boulevard

Post Office Box 241148

Montgomery, Alabama 36124

Telephone: 334-676-5000

Attn.: Secretary

If your shares are held in street name, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

All shares represented by valid proxies that BancGroup receives through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you return your proxy card but make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” each of the proposals. Our board of directors is currently unaware of any other matters that may be presented for action at the Special Meeting. If other matters properly come before the Special Meeting, or at any adjournment or postponement of the meeting, BancGroup intends that shares represented by properly submitted proxies will be voted, or not voted, by and in accordance with the best judgment of the persons named as proxies on the proxy card.

Solicitation of Proxies

BancGroup will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, directors, officers and regular employees of BancGroup may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. BancGroup will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. We have retained Georgeson Inc. to assist in the solicitation at a cost of approximately $                , plus payment of reasonable out-of-pocket expenses and other customary costs.

Record Date and Quorum

Our board of directors has fixed the close of business on                     , 2009 as the record date for determining the shareholders entitled to receive notice of and to vote at the Special Meeting. At that time,                 shares of BancGroup common stock were outstanding, held by approximately                 holders of record. No shares of preference stock or preferred stock were outstanding as of such date.

A quorum of a majority of the issued and outstanding common stock is required for the transaction of business by shareholders at the Special Meeting. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least                 shares of common stock will be required to establish a quorum. Abstentions are counted for the purposes of determining whether a quorum is achieved and for determining the number of shares which are present in person or represented by proxy at the Special Meeting. However, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Shares that are not voted on proxies returned by brokers (broker non-votes) will be counted for the purpose of determining whether a quorum has been achieved. The effect of a broker non-vote on each proposal is set forth below under the caption entitled “Vote Required.”

Vote Required

Each outstanding share of our common stock is entitled to one vote on each proposal at the Special Meeting. Approval of Proposals 1, 2 and 3 require the affirmative vote of a majority of the outstanding shares of common stock. Accordingly, failure to vote, a broker non-vote or an abstention will have the same effect as a vote against these proposals.

Voting Options

If you are a shareholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

•	in person at the Special Meeting,

•	via the Internet,

•	by telephone, or

•	by mail.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our board of directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on the proposals and will only vote at the direction of the underlying beneficial owners of the shares of common stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring that proxy to the Special Meeting.

Voting over the Internet or by Phone

If you are a shareholder of record, you may use the Internet to transmit your vote up until 11:59 p.m. Central Daylight Time on                     , 2009. Visit www.cesvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you are a shareholder of record, you may call (            )            and use any touch-tone telephone to transmit your vote up until 11:59 p.m. Central Daylight Time on                     , 2009. Have your proxy card in hand when you call and then follow the instructions.

Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. BancGroup does not cover these costs; they are solely your responsibility.

Dissenter’s Rights

Under the Delaware General Corporation Law, BancGroup’s shareholders are not entitled to dissenter’s rights with respect to the proposed amendments to the Company’s Certificate of Incorporation.

Independent Registered Public Accountants

Representatives of the firm of PricewaterhouseCoopers LLP, our independent registered public accountants, will be present at the special meeting, will have the opportunity to make a statement should they wish to do so and will be available to respond to appropriate questions.

Recommendations of Our Board of Directors

Our board of directors has unanimously approved each of the proposals. The board of directors believes that the proposals are advisable, and unanimously recommends that BancGroup shareholders vote “FOR” the approval of each of Proposals 1, 2 and 3.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

As of December 31, 2008, no person was known by BancGroup to be the beneficial owner of more than 5% of the outstanding shares of BancGroup common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class
Barclays Global Investors, NA	15,683,142	7.75%
400 Howard Street San Francisco, CA 94105

(1)	This information is based on a Schedule 13G filed by Barclays Global Investors, NA on February 5, 2009. Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, Barclays Global Investors (Deutschland) AG share voting power over 13,365,105 of the shares and share dispositive power over all of the shares. These shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

Security Ownership of Management and Directors

The following table indicates for each director, director-nominee, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of common stock beneficially owned on May 31, 2009.

	Shares of BancGroup Beneficially Owned
Name	Common Stock		Percent of Class Outstanding
DIRECTORS
Lewis E. Beville	114,398	(1)	*
Augustus K. Clements, III	73,808		*
Robert S. Craft	112,121	(2)	*
Patrick F. Dye	44,465		*
Hubert L. Harris, Jr.	33,305		*
Clinton O. Holdbrooks	545,982	(3)	*
John Ed Mathison	70,875	(4)	*
Milton E. McGregor	1,710,342		*
John C. H. Miller, Jr.	52,889	(5)	*
Joseph D. Mussafer	61,559		*
William E. Powell, III	59,417		*
James W. Rane	499,839	(6)	*
Simuel Sippial, Jr.	87,799		*

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS (9)
Sarah H. Moore	278,161		*
Patti G. Hill	279,801		*
David B. Byrne, Jr.	69,519		*
Sandra W. Jansky	75,000		*
Harlan C. Parrish	321,365		*
All Executive Officers, and Directors as a group	4,490,645	(7)	2.22%

*	Represents less than 1%
(1)	Includes 480 shares owned by Mr. Beville’s son.

(2)	Includes 2,808 shares held by the IRA of Mr. Craft’s wife. Mr. Craft disclaims beneficial ownership of the shares.
(3)	Includes 100,000 shares held by Mr. Holdbrooks as trustee.
(4)	Includes 4,500 shares owned by Dr. Mathison’s wife. Dr. Mathison disclaims beneficial ownership of these shares.
(5)	Includes 29,214 shares owned by Mr. Miller’s wife. Mr. Miller disclaims beneficial ownership of these shares. Mr. Miller died on July 11, 2009.
(6)	Includes 123 shares owned by a trust, of which Mr. Rane is the trustee. Mr. Rane disclaims beneficial ownership of these shares.
(7)	Includes all shares subject to option that are exercisable within 60 days from June 5, 2009 by the following BancGroup officers: Ms. Moore (116,429), Ms. Hill (105,629), Mr. Byrne (31,616) and Mr. Parrish (79,737). Ms. Moore’s amount includes 5,594 shares owned by her son. Mr. Byrne’s amount includes 1,000 shares owned by his wife. Mr. Byrne disclaims beneficial ownership of these shares. Mr. Parrish’s amount includes 14,962 shares owned by his wife. Mr. Parrish disclaims beneficial ownership of these shares.

BYLAW PROVISIONS REGARDING CONDUCT OF SHAREHOLDERS’ MEETINGS

BancGroup’s bylaws contain two provisions relating to the conduct of shareholders’ meetings. The first provision requires that certain procedures be followed by a shareholder of record who wishes to present business at the annual meeting of shareholders, including the nomination of candidates for election as directors. In order to nominate a person for election as a director or to present other business at a meeting, a shareholder must provide written notice thereof to the Secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitation of proxies for election of directors under regulations of the SEC, including the written consent of each such nominee. As for any other business that the shareholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such shareholder. The notice must also contain the name and address of such shareholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for election as a director.

The board of directors is not required to nominate a person designated by a shareholder to take up such other business as may be contained in a written notice from a shareholder; however, compliance with this procedure would permit a shareholder to nominate the individual at the shareholders’ meeting, and any shareholder may vote shares in person or by proxy for any individual such shareholder desires. The procedures relating to nominating directors and presenting other business at a shareholders’ meeting may only be used by a shareholder who is a shareholder of record at the time of the giving of the notice by the shareholder to the Secretary of BancGroup. The procedures do not prohibit or apply to shareholder proposals under SEC Rule 14a-8 as described at “Proposals of Shareholders.”

The second provision of BancGroup’s bylaws relates to the conduct of the business at a shareholders’ meeting. Under that provision, the board of directors has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

PROPOSALS OF SHAREHOLDERS

Subject to certain rules of the SEC, proposals by shareholders intended to be presented at BancGroup’s 2010 annual meeting of shareholders must be received at BancGroup’s principal executive offices not less than 120 calendar days in advance of March 24, 2010 (November 14, 2009), for inclusion in the proxy or information statement relating to the 2010 annual meeting.

HOUSEHOLDING

Only one Proxy Statement is being delivered to multiple shareholders sharing an address unless BancGroup received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single copy of the Proxy Statement was delivered wishes to receive a separate copy of the Proxy Statement, he or she should contact BancGroup’s Director of Investor Relations, by telephoning 888-843-0622 or by writing to Director of Investor Relations at P.O. Box 241148, Montgomery, Alabama 36124-1148. The shareholder will be delivered, without charge, a separate copy of the Proxy Statement promptly upon request.

If shareholders at a shared address currently receiving multiple copies of the Proxy Statement wish to receive only a single copy of these documents, they should contact BancGroup in the manner provided above.

OTHER MATTERS

BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY VOTE YOUR PROXY VIA TELEPHONE OR THE INTERNET.

YOU MAY REVOKE YOUR PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF AT THE SHAREHOLDER MEETING, BY EXECUTING AND SUBMITTING A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. CENTRAL DAYLIGHT TIME ON                         , 2009, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

WHERE YOU CAN FIND OTHER INFORMATION

BancGroup files periodic reports, including annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s public filings are also available to the public from commercial document retrieval services and on the internet site maintained by the SEC at “http://www.sec.gov.” Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

EXHIBIT A

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Amended and Restated Certificate of Incorporation of The Colonial BancGroup, dated April 28, 2006, shall be amended by deleting in its entirety the first paragraph of Article 4 of the Restated Certificate of Incorporation and replacing such first paragraph thereof with the following first and second paragraphs:

“ARTICLE 4

The total number of shares of all classes of stock which the corporation shall have authority to issue is 5,100,000,000 shares, of which 50,000,000 shares of the par value of $0.01 per share are to be Preference Stock (hereinafter called “Preference Stock”), 50,000,000 shares of the par value of $0.01 per share are to be Preferred Stock (hereinafter called “Preferred Stock”) and 5,000,000,000 shares of the par value of $0.01 per share are to be Common Stock (hereinafter sometimes called “Common Stock”).

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the corporation’s Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, each share of the Common Stock, par value $2.50 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be automatically reclassified into one validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 per share, of the corporation (the “New Common Stock”), without any action by the holder thereof. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive upon surrender of such certificate or certificates, unless otherwise instructed by such holder, certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification.”

A-1

PROXY

SOLICITED BY THE BOARD OF DIRECTORS OF

THE COLONIAL BANCGROUP, INC.

Special Meeting of Shareholders

            , 2009

The undersigned hereby appoints Simuel Sippial, Jr. and William E. Powell, III, and either of them, or such other persons as the board of directors of The Colonial BancGroup, Inc. (“BancGroup”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50 per share, of BancGroup which the undersigned would be entitled to vote at the special meeting of shareholders to be held on             , 2009, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote on any other matter that may properly come before the meeting, including matters incidental to the conduct of the meeting.

(Continued and to be signed on reverse side.)

^ FOLD AND DETACH HERE ^

1.	To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 5,000,000,000.	FOR ☐ AGAINST ☐ ABSTAIN ☐

2.	To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preference stock from 1,000,000 to 50,000,000.	FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	To approve an amendment to the Amended and Restated Certificate of Incorporation to reduce the par value of the common stock, preference stock and preferred stock from $2.50 to $0.01 per share.	FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE MARK ONE OF THE BOXES FOR EACH PROPOSAL TO REFLECT YOUR VOTE

PLEASE SIGN AND DATE THIS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ABOVE.

Name(s)
Signature(s)
Dated:	, 2009

Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians and trustees must give full title as such. Corporations should sign by their President or authorized officer.

^ Please detach proxy at perforation before mailing. ^

1

YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the internet, please do not mail your proxy.

VOTE BY TELEPHONE

Call Toll-Free using a Touch-Tone phone

1-866-894-0537

VOTE BY INTERNET

Access the Website and cast your vote

https://www.securitiesinterlink6.com/continental/servlet/SvltProxyVote?arch=c&entity=continental

VOTE BY MAIL

Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. Central Daylight Time

on             , 2009 to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-866-894-0537 using a touch-tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website: https://www.continentalstock.com. Click on “Proxy Voting Log In” on the right side of the screen. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Services, C/O Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. Central Daylight Time,             , 2009 will be the one counted. You may also revoke your proxy by voting in person at the Special Meeting.

2

Balch & Bingham LLP	Attorneys and Counselors 1901 Sixth Avenue North Suite 1500 Birmingham, AL 35203 (205) 251-8100 (205) 226-8799 Fax www.balch.com
Michael D. Waters (205) 226-8720	(877) 453-6423 (direct fax) mwaters@balch.com

July 14, 2009

U.S. Securities and Exchange Commission

Division of Corporate Finance

100 F Street N.E.

Washington, D.C. 20549

Re: The Colonial BancGroup, Inc., Montgomery, Alabama, Preliminary Proxy Statement

Ladies and Gentlemen:

In accordance with conversations on Monday, July 13, with Jessica Livingston of the Staff, please accept this letter submitted on behalf of The Colonial BancGroup, Inc. (“BancGroup”) in connection with BancGroup’s preliminary proxy statement being filed contemporaneously herewith. The purpose of this letter is to outline BancGroup’s approach in preparing and filing the proxy statement, which, as stated above, I discussed with Ms. Livingston on Monday.

The proxy statement relates to three proposed amendments to BancGroup’s Amended and Restated Articles of Incorporation: (1) an increase in the number of authorized shares of BancGroup’s common stock; (2) an increase in the number of authorized shares of BancGroup’s preference stock; and (3) a reduction in the par value of BancGroup’s common, preferred, and preference stock (collectively, the “Charter Amendments”). In order to explore all possible capital-raising alternatives, as mandated by the Order to Cease and Desist imposed on BancGroup’s wholly owned bank subsidiary by the Federal Deposit Insurance Corporation and the Alabama State Banking Department, which was disclosed in a Current Report on Form 8-K filed with the SEC on June 9, 2009, BancGroup, among other things, must increase its authorized shares and reduce its par value.

As you may be aware, and as disclosed in several Current Reports on Form 8-K filed by BancGroup beginning on April 1, 2009, BancGroup entered into a Stock Purchase Agreement

U.S. Securities and Exchange Commission

Division of Corporate Finance

July 14, 2009

with Taylor, Bean & Whitaker Mortgage Company and certain other purchasers (collectively, the “Purchasers”), pursuant to which BancGroup will issue preference stock to the Purchasers, which stock is convertible into common stock (the “Pending Transaction”).

As you will see in the preliminary proxy statement filed today, the proxy statement does not discuss the Pending Transaction. The Pending Transaction has a termination date of July 31, 2009, and, at this point, there is no agreement among the parties with respect to any action to be taken at that deadline, if any. Therefore, BancGroup believes it prudent not to discuss the Pending Transaction in the preliminary proxy statement. However, the company will not mail the definitive proxy statement describing the Charter Amendments until on or after July 31, when the status of the Pending Transaction will be known, and if the July 31 deadline for the Pending Transaction is extended, then BancGroup will amend its proxy statement before distribution to shareholders in order to fully describe the Pending Transaction along with the Charter Amendments. The company believes it important to file the attached preliminary proxy statement as soon as possible, however, so that, following July 31, 2009, it will be in a position to raise capital promptly.

If you have any questions or require any additional information, please do not hesitate to call me at 205.226.8720.

Very truly yours,

/s/ Michael D. Waters
Michael D. Waters